Exhibit 99.1

News Release

Quick-Med Technologies Financial
Community Update Conference Call

Quick-Med update call scheduled for 11am ET on June 13, 2013

Gainesville, Florida – June 5, 2013. Quick-Med Technologies, Inc. (OTCQB: QMDT), a life sciences company that is developing innovative technologies for the healthcare and consumer markets, will hold its Financial Community Update Conference Call on Thursday, June 13 2013 at 11:00 am US ET.

Presenting on the call will be Dr. Bernd Liesenfeld, President, and Paul Jenssen, Chief Financial Officer.

The conference call can be accessed by dialing: +1-888-312-3048 (toll free) or +1-719-325-2472 (international, toll) and by providing Conference ID: 6952652.

A replay of the call will be available beginning 2:00 pm US ET on Thursday, June 13 2013 and ending at 11:59 pm US ET on June 27, 2013. The replay will be accessible by dialing +1-877-870-5176 (toll-free) or +1-858-384-5517 (international, toll) and entering the Replay Pin Number: 6952652.

About Quick-Med Technologies, Inc.
Quick-Med Technologies, Inc. is a life sciences company that is developing and commercializing proprietary, broad-based technologies for the consumer and healthcare markets.  The Company's NIMBUS® technology is the first FDA-cleared, non-leaching antimicrobial technology available in a wound dressing.  Its Stay Fresh® technology provides highly durable antimicrobial protection for apparel and other textile applications, with consumer applications of Stay Fresh Technology having EPA registration for the treated articles, as well as an FDA clearance for an antibacterial medical textile product.  Quick-Med develops antimicrobial technologies to promote public health, safety and comfort. For more information, see: www.quickmedtech.com.

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CONTACT:
Quick-Med Technologies
Bernd Liesenfeld, President
(352) 379-0611
bliesenfeld@quickmedtech.com

© 2013 Quick-Med Technologies, Inc. All rights reserved.  NIMBUS®, and Stay Fresh® are registered trademarks of Quick-Med Technologies, Inc.

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained in this release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may", "will", "to", "expect", "plan", "believe", "anticipate", "intend", "could", "would", "estimate", and/or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements involve risks and uncertainties, including those risks that are discussed in the Company's filings with the Securities and Exchange Commission ("SEC"), which may be accessed at the SEC's Edgar System at www.sec.gov.
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